UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2015 (April 9, 2015)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 9, 2015, Memorial Production Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, Memorial Production Partners GP LLC (the “General Partner”) and Memorial Production Operating LLC (“Operating LLC” and, together with the Partnership and the General Partner, the “Partnership Parties”), MRD Holdco LLC (“MRD Holdco”) and Goldman, Sachs & Co. and UBS Securities LLC, as the underwriters named therein (the “Underwriters”), providing for the offer and sale by MRD Holdco (the “Offering”), and purchase by the Underwriters, of 4,661,663 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $16.60 per Common Unit. Pursuant to the Underwriting Agreement, MRD Holdco also granted the Underwriters a 30-day option to purchase up to an additional 699,249 Common Units on the same terms. The Offering is expected to close on April 14, 2015, subject to customary closing conditions. The Partnership will not receive any of the proceeds from the Offering.

The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s effective Registration Statement on Form S-3 (File No. 333-189449) (the “Registration Statement”). The material terms of the Offering are described in the prospectus supplement dated April 9, 2015 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act and the accompanying prospectus dated June 28, 2013 constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Partnership Parties and MRD Holdco and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties and MRD Holdco have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On April 9, 2015, the Partnership announced that MRD Holdco had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 9, 2015, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC, Memorial Production Operating LLC, MRD Holdco LLC and Goldman, Sachs & Co. and UBS Securities LLC, as the underwriters named therein

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated April 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: April 13, 2015	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 9, 2015, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC, Memorial Production Operating LLC, MRD Holdco LLC and Goldman, Sachs & Co. and UBS Securities LLC, as the underwriters named therein

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated April 9, 2015